UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
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COEUR D’ALENE MINES CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COEUR D’ALENE MINES CORPORATION
400 Coeur D’Alene Mines Building
Post Office Box I
505 Front Avenue
Coeur D’Alene, Idaho 83814
April 4, 2006
Dear Shareholder:
      We are pleased to invite you to attend our Annual Meeting of Shareholders. This year it will be held on Tuesday, May 9, 2006 at 9:30 A.M., local time, at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho. The primary business of the meeting will be to

(1)	elect our board of directors;

(2)	ratify the appointment of KPMG as the Company’s independent accountants; and

(3)	to transact such other business as properly may come before the meeting.
      A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically by the Internet or telephone, or sign and date the enclosed proxy and return it in the return addressed, postage prepaid envelope provided for your convenience.

Sincerely,

Dennis E. Wheeler
Chairman of the Board, President
and Chief Executive Officer
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE BOARD’S RECOMMENDATION THAT SHAREHOLDERS VOTE FOR THE PERSONS IT HAS NOMINATED TO SERVE AS DIRECTORS AND FOR RATIFICATION OF THE COMPANY’S INDEPENDENT ACCOUNTANTS.

COEUR D’ALENE MINES CORPORATION
400 Coeur d’Alene Mines Building
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83814
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholder:
      Notice is hereby given that our Annual Meeting of Shareholders will be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho, on Tuesday, May 9, 2006, at 9:30 A.M., local time, for the following purposes:

1.	To elect a Board of Directors consisting of nine persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

2.	Ratify the appointment of KPMG as the Company’s independent accountants; and

3.	To transact such other business as properly may come before the meeting.
      Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.
      Only shareholders of record at the close of business on March 21, 2006, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Dennis E. Wheeler
Chairman of the Board, President and
Chief Executive Officer
Coeur d’Alene, Idaho
April 4, 2006
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

PROXY STATEMENT
General
      This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2006, and any and all adjournments thereof.
      Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to our Secretary.
      This proxy statement and the accompanying proxy are being mailed or given to our shareholders on or about April 4, 2006.
VOTING SECURITIES
      All shareholders of record as of the close of business on March 21, 2006, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on March 21, 2006, a total of 250,209,834 shares of our common stock were outstanding.
      Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote:

•	FOR the election of the nine nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election);

•	FOR the ratification of KPMG as the Company’s independent accountants; and

•	FOR their discretion with respect to such other business as properly may come before the Annual Meeting.
      To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.
      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.
      We will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or telegram. We have retained Morrow & Company, Inc., New York, New York, to assist in the solicitation of proxies. Morrow & Company’s charge will be $5,000 plus out-of-pocket expenses.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Nine directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below. All of the nominees currently are directors. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

		Director
Nominee	Age	Since

Dennis E. Wheeler	63	1978
Currently, Chairman of the Board, President and Chief Executive Officer of Coeur d’Alene Mines Corporation. Chairman of the Board and President from May 1992 to September 2002; President from December 1980 to September 2002 and January 2005 to present; Chief Executive Officer since December 1986.
James J. Curran	66	1989
Chairman of the Board and Chief Executive Officer of First Interstate Bank, Northwest Region (Alaska, Idaho, Montana, Oregon and Washington) from October 1991 to April 1996; Chairman of the Board and Chief Executive Officer of First Interstate Bank of Oregon, N.A. from February 1991 to October 1991; Chairman and Chief Executive Officer of First Interstate Bank of Denver, N.A. from March 1990 to January 1991; Chairman, President and Chief Executive Officer of First Interstate Bank of Idaho, N.A. from July 1984 to March 1990.
Cecil D. Andrus	74	1995
Governor of Idaho (1971-1977 and 1987-1995); Secretary of the U.S. Department of the Interior (1977-1981). Director of RENTRAK (a video cassette leasing company). Chairman of the Andrus Center for Public Policy at Boise State University; “Of Counsel” member of the Gallatin Group (a policy consulting firm) from March 1995 to present, Director of PCS Edventures 1997 to present.
John H. Robinson	55	1998
Vice Chairman of Olsson Associates (engineering consultancy) since 2004. Chairman of EPCglobal Ltd. (staffing company) and Executive Director of MetiLinx Ltd. (software) from 2003 to 2004. Executive Director of Amey plc (business process outsourcing) from 2000 to 2002. Vice Chairman and Managing Partner of Black & Veatch Inc. (engineering and construction) from 1989 to 2000. Member of the Board of Directors of Alliance Resource Management GP, LLC (coal mining).
Robert E. Mellor	62	1998
Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) since 1997, director since 1991; Member of the Board of Directors of The Ryland Group, Inc. (national residential home builder). Member of the Board of Directors of Monro Muffler/ Brake, Inc.
Timothy R. Winterer	69	1998
President, Chief Operating Officer and Director of Western Oil Sands from January 2000 to December 2001. President and Chief Executive Officer of BHP World Minerals Corporation (international resources company) from 1997 to 1998; Senior Vice President and Group General Manager, BHP World Minerals (1992-1996); Senior Vice President, Operations International Minerals, BHP Minerals (1985-1992); Executive Vice President, Utah Development Company (1981-1985).

		Director
Nominee	Age	Since

J. Kenneth Thompson	54	2002
President and CEO of Pacific Star Energy LLC (private energy investment firm in Alaska) from September 2000 to present. The Managing Director of Alaska Venture Capital Group LLC, a private oil and gas exploration company from December 2004 to present. Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. President and CEO of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage from June 1994 to January 1998. Member of the Board of Directors of Horizon Air and Alaska Air Group, Inc., the parent corporation of Alaska Airlines and Horizon Air.
Andrew Lundquist	45	2005
Managing Partner of Lundquist, Nethercutt & Griles LLC, a business and government relations consulting and project management firm since he founded the firm in 2002. Director of Pioneer Natural Resources Company, an oil and gas company, and the American division of AREVA, a French nuclear company. Member of the U.S. Secretary of Energy’s Advisory Board. Previously, served as Director of the National Energy Policy Development Group and senior energy advisor to the President and Vice-President (2001 to 2002), Majority Staff Director of the Senate Committee on Energy and Natural Resources (1998 to 2001), Chief of Staff for Senator Frank Murkowski (1996 to 1998) and counsel for the Senate Energy Committee (1995 to 1996).
Alex Vitale	41	2005
Managing Director of Deutsche Bank Securities Inc. from April 2001 to present.
MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.
Committees of the Board of Directors
      Our Board of Directors met 6 times during 2005. We have an Audit Committee comprised solely of outside directors and presently consisting of Messrs. Curran (Chairman), Robinson, Thompson and Winterer. The Audit Committee is responsible for reviewing and reporting to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent public accountants, the scope of the audit procedures, the nature of all audit and non-audit services to be performed, the performance of our independent accountants and our accounting practices and policies. The Audit Committee met 11 times during 2005.
      The Board also has a Compensation Committee, comprised solely of outside directors and presently consisting of Messrs. Thompson (Chairman), Andrus, Mellor and Robinson. The Compensation Committee is responsible for determining the annual compensation of the Company’s executive officers and directors, overseeing the Company’s stock incentive plans and other executive benefit plans and providing guidance in the area of certain employee benefits. The Compensation Committee met 4 times during 2005.
      The Board has a Nominating and Corporate Governance Committee consisting of Messrs. Mellor (Chairman), Thompson, Andrus and Winterer. The Nominating and Corporate Governance Committee is responsible for proposing nominees for the Board of Directors, the establishment of corporate governance guidelines and related corporate governance matters. The Nominating Committee met 4 times during 2005.
      Our Board also has an Executive Committee on which Messrs. Wheeler, Curran, Mellor, Robinson, Winterer, Lundquist, and Vitale currently serve. The Executive Committee is authorized to act in the place of the Board of Directors on limited matters that require action between Board meetings.

      Except for Dennis E. Wheeler, Andrew Lundquist and Alex Vitale, each of the directors, including each of the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, are independent directors within the meaning of applicable New York Stock Exchange listing standards and rules. For a director to be deemed independent under NYSE rules, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). In addition, the director (and member of his immediate family) must meet the following technical independence rules: within the last three years:

•	The director has not been employed by the Company, and no immediate family member has been an executive officer of the Company;

•	The director (or an immediate family member, other than one who is a non-executive employee of the Company) has not received, during any 12-month period, more than $100,000 in direct compensation from the Company (other than director and committee fees, and pension and other forms of deferred compensation for prior service);

•	The director (or an immediate family member) has not been employed as an executive officer of another organization where any of the company’s present officers serve on that organization’s compensation committee; and

•	The director has not been an executive officer or an employee of another organization (and does not have an immediate family member who has been an executive officer of another organization) that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other organization’s total revenue, based on the reported results for its last fiscal year.
      In addition to those technical independence rules, the following must apply under NYSE rules in order for the director to be deemed independent: (a) neither the director nor an immediate family member is a current partner of the Company’s outside auditor; (b) the director is not currently an employee of the Company’s outside auditor; (c) the director does not have an immediate family member who is a current employee of the Company’s outside auditor and who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) during the last three years, neither the director nor an immediate family member has been a partner or employee of the Company’s outside auditor and who personally worked on the Company’s audit within that time.
      Copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at our website www.coeur.com. A copy of the Audit Committee charter is attached as Appendix A to this proxy statement. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served during 2005.
Policy Regarding Director Nominating Process
      The Nominating and Corporate Governance Committee has adopted a policy pursuant to which a shareholder who has owned at least 1% of the Company’s outstanding shares of common stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the board. Such recommendation must be in writing addressed to the Chairman of the Nominating and Corporate Governance Committee at the Company’s principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Committee’s charter. The Committee does not believe that there will be any differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.
Policy Regarding Shareholder Communications with Directors
      Shareholders desiring to communicate with a director, the non-management directors as a group or the full board may address such communication to the attention of the Kelli Kast, Esq., counsel to the Company, 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83814, and such communication will be forwarded to the intended recipient or recipients.
Policy Regarding Director Attendance at Annual Meetings
      The Company has a policy that encourages directors to attend each annual meeting of shareholders, absent extraordinary circumstances. Each of the nine members of last year’s board attended the annual meeting on May 10, 2005.
Meetings of Non-Management Directors
      Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. Robert E. Mellor presides over each meeting of non-management directors.
      Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees
      In February 2004, the Board of Directors adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for Directors, Officers and Employees in accordance with recently-amended New York Stock Exchange corporate governance listing standards. Copies of these documents are available at our website www.coeur.com.

SHARE OWNERSHIP
      The following table sets forth information, as of March 21, 2006, concerning the beneficial ownership of our common stock by each of the nominees for election as directors, each of the executive officers listed in the Summary Compensation Table set forth below, and by all of our directors and executive officers as a group. No shareholder is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

	Shares Beneficially		Percent of
	Owned		Outstanding

Cecil D. Andrus	19,153	(2)	*
James J. Curran	189,531	(1)(2)	*
Andrew Lundquist	12,011	(2)	*
Robert E. Mellor	38,647	(2)	*
John H. Robinson	59,480	(2)	*
J. Kenneth Thompson	91,358	(1)(2)	*
Alex Vitale	7,669	(2)	*
Dennis E. Wheeler	1,235,395	(1)(2)	.50
Timothy R. Winterer	81,306	(2)	*
Donald J. Birak	69,376	(2)	*
Mitchell J. Krebs	90,347	(2)	*
James A. Sabala	180,667	(2)	*
Alan L. Wilder	56,447	(2)	*
All executive officers and nominees for director as a group (21 persons)	2,549,583		1.02

(*)	Holding constitutes less than .10% of the outstanding shares.

(1)	Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(2)	Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the 1989/2003 Long-Term Incentive Plans and the 2005 Non-Employee Directors’ Stock Option Plan: Cecil D. Andrus — 14,051 shares; James J. Curran — 184,429 shares; Andrew Lundquist — 0 shares; Robert E. Mellor — 33,545 shares; John H. Robinson — 49,375 shares; J. Kenneth Thompson — 66,349 shares; Alex Vitale — 0 shares; Dennis E. Wheeler — 850,423 shares; Timothy R. Winterer — 68,968 shares; Donald J. Birak — 28,517 shares; Mitchell J. Krebs — 20,032 shares; James A. Sabala — 50,236 shares; Alan Wilder — 22,978 shares and all directors and executive officers as a group — 1,502,198 shares.
COMPENSATION AND RELATED MATTERS
History and Objectives of the Company’s Executive Compensation Program
      The Company has retained an independent executive compensation consulting firm to assist the Compensation Committee and the Board of Directors in establishing and maintaining compensation levels that are competitive within the mining industry to attract and retain qualified executives.
      Our executive compensation program is designed to provide incentives to executive officers to meet short and long-term objectives and to attract, retain and motivate key executives that significantly affect our performance. Officers of Coeur d’Alene Mines Corporation and its subsidiaries (currently totaling 18 persons) are eligible to participate in the program. Under the executive compensation program, base salary and annual incentives are targeted, in consideration of several factors including performance and levels of responsibility and experience, between the 50th and 75th percentile of that reported for other companies in the mining industry. The total compensation opportunity (including long-term incentives) is targeted at the 75th percentile. We believe the executive compensation program is essential and structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.
      As of November, 2005, Mercer Human Resource Consulting LLC (“Mercer”), an independent consulting firm, is the present advisor to the Board of Directors and its Compensation Committee regarding our executive compensation program. Prior to November, 2005, the Company had retained Hewitt and Associates as its independent consulting firm since 1989. The executive compensation program was originally approved by shareholders in 1989 and amended by shareholder vote in 1995. In 2003, the shareholders approved a new Long Term Incentive Plan (the “LTIP”) designed to make us remain competitive with mining industry peer companies and to further align the financial incentives of management with the shareholders’ interests.
      The discussion set forth below further discusses our executive compensation program, including the 2003 Long-Term Incentive Plan (the “LTIP”) that was approved by our shareholders on May 20, 2003, and pursuant to which we may annually grant nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards and stock-based awards to our executive officers. Stock options to purchase 566,149 shares of common stock and 359,640 shares of restricted stock were granted under the LTIP in 2005. The Company also has a 2005 Non-Employee Directors’ Equity Incentive Plan that was approved by our shareholders on June 3, 2005 and provides for the granting of equity awards in lieu of cash compensation.
      On February 21, 2006, the Board of Directors awarded options for a total of 332,169 shares of common stock, 220,894 performance shares, and 220,894 restricted shares to executive officers under the LTIP. Of such shares, options for 92,284 shares of common stock, 61,369 restricted shares and 61,369 performance shares were issued to Dennis E. Wheeler, our Chief Executive Officer; options for 31,597 shares of common stock, 21,012 restricted shares and 21,012 performance shares were issued to James A. Sabala, our Executive Vice President and Chief Financial Officer; options for 19,888 shares of common stock, 13,226 restricted shares and 13,226 performance shares were issued to Alan L. Wilder, our Senior Vice President; Project Development; options for 15,359 shares of common stock, 10,214 restricted shares and 10,214 performance shares were issued to Mitchell J. Krebs, our Vice President, Corporate Development; options for 19,436 shares of common stock, 12,925 restricted shares and 12,925 performance shares were issued to Donald J. Birak, our Senior Vice President, Exploration; and options for 153,605 shares of common stock, 102,148 restricted shares and 102,148 performance shares were issued to our 13 other executive officers. The stock options and restricted shares will vest to the extent of one third of the award amount on each anniversary following the grant date of such shares, while the performance shares will vest at the end of a three year period subject to certain performance criteria such as total shareholder return.
Compensation Committee
      Our executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed entirely of independent directors. The Committee works with Mercer and our Chief Executive Officer to assure that the program meets the objectives set forth above, and is competitive with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation changes to the Board of Directors. The selection of officers receiving grants of stock options, restricted shares, performance shares or other awards under the program, and decisions concerning the timing, pricing and amount of such grants and awards and executives’ salaries, are made by the Compensation Committee upon recommendation of the Chairman of the Board, President and Chief Executive Officer.
Elements of the Program
      The executive compensation program consists of three basic elements: (i) base salary, (ii) annual incentive plan compensation, and (iii) long-term incentive plan compensation. The program is performance-

based. For the year 2005, 50% of each executive’s annual incentive compensation was determined by our Company’s overall financial performance relative to predetermined goals established by the Board of Directors, and the remaining 50% was determined by the executive’s performance relative to their individual predetermined goals. Goals of the Chief Executive Officer are set and reviewed by the Compensation Committee and the Board of Directors. Goals of other executives are set by the Chief Executive Officer and reviewed by the Compensation Committee.
Compensation Program Summary
      Mercer reviews our executive compensation and target level determinations. Mining Industry Compensation surveys are also utilized by the Company in determining competitive compensation. The compensation of our executive officers is linked to our Company’s financial performance and the individual officer’s performance. As more fully discussed below under “Compensation Committee Report,” annual incentive compensation awards under the Annual Incentive Plan (the “AIP”) are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives, and vary depending upon the individual’s level of responsibility and impact on our Company’s overall performance. Fifty percent of the AIP target award value is based on our Company’s production, cash costs, net income, reserves and cash flow return on investment performance as related to predetermined goals, and the remaining 50% by the individual executive’s performance relative to individual predetermined goals, such as major project execution, safety and environmental compliance, and other measures.
      Awards made under the LTIP are based on established percentages of base salary. The LTIP awards for stock options and restricted shares vest to the extent of 33 1/3 % in each of the first three years after the award, while awards of performance shares vest at the end of three years based on certain performance criteria. Long-term incentives may include nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards and stock-based awards. Ordinarily, the exercise price of options granted under the LTIP is equal to the fair market value of the common stock on the date of grant of the options. The long-term compensation opportunities associated with restricted shares and the other forms of awards available under the LTIP are based on the market value of our common stock on the day of the grant.
      Performance shares are performance related stock units. Performance shares vest at the end of a three-year period based on the Company’s Total Shareholder Return (TSR) as compared to its peers. A minimum 25th percentile performance as compared to its peers is required to achieve the threshold payment. Depending on TSR performance, performance shares may be valued at up to two times the original target when superior performance, defined as meeting the 75th percentile as compared to its peers, is achieved. Actual payment of performance share awards may be made in cash or stock.
      During the ten year period from 1996 through 2005, a total of 9,657,000 shares of common stock were authorized for issuance under the LTIP. As of March 21, 2006; 5,061,974 shares remained available to be granted in the future under the plan.
      The total annual incentive awards paid to our Chief Executive Officer and the other four highest paid executive officers employed at the end of the year were $929,702 in 2005 compared to $688,206 in 2004 and $971,355 in 2003, and their total annual compensation was $1,455,407 in 2005 compared to $1,406,623 in 2004 and $1,497,094 in 2003. See Section entitled “Compensation Committee Report” for the factors considered in the annual and long term incentive awards for 2005.

      The following Summary Compensation Table sets forth the annual base salary, annual bonus (including cash and stock) and long-term incentive compensation (including stock awards, options granted and long-term incentive cash payments) earned by our Chief Executive Officer and the other four highest paid executive officers employed at the end of the year for services rendered during each of the last three years.
Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

				Other	Restricted	Shares	Payouts
				Annual	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Position	Year	($)	($)(1)	($)(2)	($)(3)	(#Sh)(4)	($)	($)(5)

Dennis E. Wheeler	2005	$525,000	$455,569	—	$427,562	207,237	—	$51,770
Chairman, President	2004	503,935	384,394	—	406,534	109,971	—	55,400
& Chief Executive	2003	485,126	466,250		256,000	—	—	45,999
Officer

James A. Sabala(6)	2005	$250,000	$147,375	—	$122,159	59,211	—	$24,650
Executive Vice-	2004	244,411	117,000	—	121,962	32,991	—	86,516	(7)
President & Chief	2003	235,359	179,000	—	160,000	—	—	210,374	(8)
Financial Officer

Alan L. Wilder(9)	2005	$220,000	$104,940	—	$89,583	43,421	—	$19,562
Senior Vice President,	2004	89,041	45,238	—	—	—	—	2,507
Project Development

Mitchell J. Krebs(10)	2005	$216,000	$111,024	—	$58,635	28,421	—	$21,154
Vice President,	2004	212,397	85,536	—	58,542	15,836	—	23,622
Corporate Development	2003	195,969	133,445	—	108,800	—	—	18,150

Donald J. Birak(11)	2005	$211,667	$110,794	—	$83,476	40,461	—	$53,186	(12)
Senior Vice-President	2004	193,531	71,067	—	83,343	22,544	—	78,672	(13)
Exploration

(1)	Annual incentive payments under the AIP are paid in cash and based on target award levels established by the Compensation Committee at the beginning of each annual performance period and vary depending upon each participant’s responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance. During 2003, 2004 and 2005, 50% of the award value was based on our Company’s overall financial performance and 50% was based on the participant’s individual performance. Financial objectives underlying the measurement of our Company’s performance are based on certain performance data relating to production, cash costs, net income, reserves and cash flow return on investment performance. The amounts reported above for 2003, 2004, and 2005 were paid in the first quarter of 2004, 2005 and 2006, respectively.

(2)	Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus.

(3)	On February 16, 2005, the Board of Directors awarded a total of 297,794 restricted shares, of which 109,072 shares were issued to Mr. Wheeler, 31,163 shares were issued to Mr. Sabala, 22,853 shares were issued to Mr. Wilder, 14,958 shares were issued to Mr. Krebs, 21,295 shares were issued to Mr. Birak and between 5,402 and 28,566 shares were issued to each of our 13 other executive officers. The aggregate number and market value (based on the $4.00 per share closing price of the shares on the New York Stock Exchange on December 31, 2005) of the restricted shares of common stock granted and held by the above executive officers at December 31, 2005, were as follows: Dennis E. Wheeler — 314,199 shares ($1,256,796), James A. Sabala -129,212 shares ($516,848), Alan L. Wilder — 22,853 shares ($91,412), Mitchell J. Krebs — 70,727 shares ($282,908), and Donald J. Birak — 31,708 shares ($126,832).

(4)	Reports the number of shares underlying nonqualified stock options and incentive stock options granted under the LTIP with respect to each of the respective years.

(5)	Includes contributions to the Defined Contribution and 401(k) Retirement Plan (the “Retirement Plan”) and amounts credited to our Non-Qualified Supplemental Retirement and Deferred Compensation Plan (the “Supplemental Plan”) prior to its termination and for cash payments in lieu of contributions to the Supplemental Plan thereafter. All employees are eligible to participate in the Retirement Plan. The amount of our annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants’ aggregate compensation. However, for the years 2003, 2004, and 2005, the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 100% of compensation, subject to a maximum contribution of $14,000 and an additional $4,000 catch-up if age 50 or over. We contribute an amount equal to 50% of the first 6% of any such contributed amount. Accrued benefits under the Retirement Plan are fully vested after five years of employment on the Defined Contribution and the 401(k) vests immediately. Retirement benefits under the Retirement Plan are based on a participant’s investment fund account upon retirement. In 2005, each of Messrs. Wheeler, Sabala, Wilder, Krebs and Birak were credited with Company contributions of $16,800, $16,800, $16,800, $16,577, and $16,800, respectively, under the Retirement Plan. In 2005, each of Messrs. Wheeler, Sabala, Wilder, Krebs and Birak were credited with additional contribution based on 5% of their income in excess of the above referenced retirement plan limit, of $34,970, $7,850, $2,762, $4,577, and $3,671, respectively.

(6)	Mr. Sabala commenced his employment with us on January 27, 2003. Our employment agreement with Mr. Sabala is described under “Employment Agreements” below.

(7)	This amount includes reimbursable moving expenses of $58,916.

(8)	Includes $100,000 received upon execution of Mr. Sabala’s employment contract and $93,140 of reimbursable moving expenses.

(9)	Mr. Wilder commenced his employment as Senior Vice President, Project Development on July 15, 2004. Our employment agreement with Mr. Wilder is described under “Employment Agreements” below.

(10)	Mr. Krebs began his employment with us on February 1, 2003. Our employment agreement with Mr. Krebs is described under “Employment Agreements” below.

(11)	Mr. Birak commenced his employment with us on February 1, 2004 as Senior Vice President, Exploration . Our employment agreement with Mr. Birak is described under “Employment Agreements” below.

(12)	Includes $31,194 of reimbursable moving expenses.

(13)	Includes $63,988 of reimbursable moving expenses.

      The following Option Grants Table sets forth information regarding stock options granted during the fiscal year ended December 31, 2005.
Option Grants in Fiscal Year 2005

	Individual Grants
						Potential Realizable
	Number of	% of Total				Value at Assumed Annual Rates
	Shares	Options				of
	Underlying	Granted				Stock Price Appreciation
	Options	to Employees	Exercise			for Option Term(4)
	Granted	in Fiscal	Price	Expiration	0%
	(#)(1)	Year(2)	($/SH)(3)	Date	($)	5% ($)	10% ($)

Dennis E. Wheeler	207,237	36.6	$3.92	02/16/15		$511,875	$1,295,231
James A. Sabala	59,211	10.5	$3.92	02/16/15		146,251	370,069
Alan L. Wilder	43,421	7.7	$3.92	02/16/15		107,250	271,381
Mitchell J. Krebs	28,421	5.0	$3.92	02/16/15		70,200	177,631
Donald J. Birak	40,461	7.2	$3.92	02/16/15		99,939	252,881
All Shareholders(5)						$618,018,290	$1,563,811,463
Named Executive Officers’ Gains as a % of All Shareholder Gains						.15%	.15%

(1)	The options include nonqualified and incentive stock options.

(2)	Based on options for a total of 566,149 shares granted to 15 persons, including the above five officers.

(3)	The exercise price is equal to the closing sale price of the common stock reported on the New York Stock Exchange on the date of grant of the option.

(4)	The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our common stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of our common stock, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5)	Total dollar gains based on assumed annual rates of appreciation shown and the 250,209,834 shares of common stock outstanding on March 21, 2006.

      The following Aggregated Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 2005. No options were exercised during 2005 by such persons.
Aggregated Option Exercises in Fiscal 2005 and 2005 Fiscal Year-End Option Values

			Number of Shares
			Underlying		Value of Unexercised
			Unexercised		in-the-Money
			Options at FY-End		Option at FY-End
	Shares Acquired		(#)		($) (1)
	on	Value	Exercisable/		Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable		Unexercisable

Dennis E. Wheeler	—	—	736,516/	280,217	$1,710,745/	$16,579
James A. Sabala	—	—	10,997/	81,205	—/	$4,737
Alan L. Wilder	—	—	0/	43,421	—/	$3,474
Mitchell J. Krebs	—	—	5,279/	38,978	—/	$2,274
Donald J. Birak	—	—	7,515/	55,490	—/	$3,237

(1)	Market value of underlying securities at exercise or year-end, minus the exercise price.
      The following table sets forth information regarding long-term incentive awards made in 2005:
Long-Term Incentive Plan Awards in Fiscal Year 2005

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans
		Performance or
	Number of	other Period until	Threshold	Target	Maximum
	Restricted Shares	Maturation	($ or #)	($ or #)	($ or #)

Dennis E. Wheeler	109,072	1/3 per year	—	—	—
James A. Sabala	31,163	1/3 per year	—	—	—
Alan L. Wilder	22,853	1/3 per year	—	—	—
Mitchell J. Krebs	14,958	1/3 per year	—	—	—
Donald J. Birak	21,295	1/3 per year	—	—	—
      Information in the above Long-Term Incentive Plan Awards Table relates to restricted shares awarded during the year ended December 31, 2005. On February 21, 2006, the Company made awards of stock options, performance shares, and restricted shares of common stock to each of the named executive officers. The stock options and restricted shares shall vest to the extent of one-third of the award amount on each anniversary following the grant date of such shares subject to certain terms of the agreements related to each of the awards and the 2003 Long Term Incentive Plan under which the awards were made. The performance shares will vest at the end of a three year period subject to certain performance criteria such as TSR. Awards under the 2003 Long-Term Incentive Plan were based upon each executive’s level of responsibility and impact upon Company performance.

      The following table sets forth information as of December 31, 2005, regarding the Company’s equity compensation plans.
Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,214,734	$3.16	6,019,098
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	2,214,734	$3.16	6,019,098
Compensation Committee Report
      The following description of our executive compensation practices and policies is presented on behalf of the Compensation Committee of our Board of Directors. The present members of the Committee are J. Kenneth Thompson (Chairman), Robert E. Mellor, Cecil D. Andrus and John H. Robinson, each of whom is an independent director under New York Stock Exchange listing standards. The fundamental philosophy of our executive compensation program is to offer competitive compensation opportunities based on the Company’s performance and individual performance. Our Company and the Committee, at least annually, utilizes the services of Mercer, a leading, independent executive compensation consulting firm, in connection with the implementation of the executive compensation program. In addition, the Committee also receives information from other mining company compensation studies.
      Compensation of our executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors. It is directly linked to our operating and financial performance, comparisons with other companies in the mining industry and is designed to align management’s interests with those of the shareholders. Total compensation opportunities available to management are competitive with those offered by other employers in the precious metals mining industry. Annual base salaries are targeted, in consideration of several factors including performance and levels of responsibility and experience, between the 50th and 75th percentile of that reported for other companies in the mining industry.
      Annual incentive compensation awards under the AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 65% for the Chairman, President and CEO to lower amounts for other executives) depending upon the individual’s level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive’s responsibilities, are developed for each participating executive at the beginning of the year. Objectives for participants other than the Chairman, President and CEO are established for each participant by the CEO, and reviewed by the Compensation Committee. Individual objectives for the Chairman, President and CEO are established by the Committee and, for 2005, included objectives relating to our operations, management, growth, and safety and environmental compliance. Accordingly, the Compensation Committee reviews the executive’s performance relative to the predetermined goals and reports to the Board of Directors. In addition, financial objectives are established for the Company based on certain performance data relating to production, cash costs, net income, reserves and cash flow return on investment performance. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. In 2005, 50% of the target award value was based on financial performance of the Company and 50% was based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards. The total annual incentive awards paid to our Chief Executive Officer and the other four highest paid executive officers employed at the end of 2005 were $929,701 compared to $688,206 in 2004, and $971,355 in 2003.
      Awards made under our LTIP are based on established percentages of base salary with stock options and restricted shares vesting cumulatively at a rate of 33 1/3 % per year. Performance shares vest at the end of a three year period based on certain performance criteria such as TSR. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the common stock on the date of grant. As of March 21, 2006, nonqualified stock options and incentive stock options to purchase a total of 2,056,201 shares of common stock at an average exercise price of $3.47 per share were outstanding. As of March 21, 2006, restricted shares equaling a total of 1,424,115 shares of common stock had been awarded to our executive officers and were outstanding. Pursuant to the 2003 Long-Term Incentive Plan, in addition to stock options and restricted shares, we may annually grant stock appreciation rights (“SARs”), performance shares, performance units, cash-based awards and stock-based awards to our executive officers.
      Payments made in February 2006 under the AIP were based on 2005 performance. As stated above, 50% of an AIP award is based on the prior year’s performance data relating to production and cash costs, net income, reserves and cash flow return on investment performance and 50% is based on the individual executive’s performance relative to individual predetermined goals, such as major project execution, safety and environmental compliance, and other measures. With respect to the individual performance portion of the February 2006 AIP award to our Chairman and CEO, the award was based on 2005 performance and reflected the following Company performance in 2005:

•	leading silver production of 13.7 million ounces in 2005 compared to 14.1 million ounces in 2004;

•	gold production of 134,227 ounces in 2005 compared to 129,332 ounces in 2004;

•	achievement of net income in the third and record fourth quarter of 2005, resulting in a net income of $10.6 million for the year, compared to a net loss of approximately $16.9 million in 2004.

•	cash cost per silver ounce of $4.27 in 2005, compared to $3.66 in 2004;

•	total year-end ore reserves measured 221.4 million ounces of silver, a 13% increase over 2004’s level, and 1.3 million ounces of gold;

•	acquisition of silver reserves and production at the Endeavor Mine in May, 2005 and Broken Hill Mine in September, 2005 in Australia, and in connection therewith the public sale by the Company in September 2005 of approximately 10 million shares of common stock resulting in net proceeds of approximately $36 million; and

•	completion in June 2005 of the acquisition of all required permits for construction of the proposed Kensington Gold Mine in Alaska.
      It should be noted that the above discussion of Company performance accomplishments arises in the context of executive compensation relating to the year ending December 31, 2005, and, therefore, does not discuss Company performance accomplishments during the current year which ends on December 31, 2006.

Compensation Committee of the Board of Directors

J. Kenneth Thompson , Chairman
Robert E. Mellor
Cecil D. Andrus
John H. Robinson
Director Compensation
      Pursuant to our 2005 Non-Employee Directors’ Equity Incentive Plan, outside directors must receive at least $10,000 of their annual director fees in the form of common stock in lieu of $10,000 of cash compensation and are able to elect to receive additional common stock in lieu of cash fees for up to the

$60,000 total of their annual director fees. The directors of the Company are encouraged to hold common stock in the Company, therefore aligning their interests with those of the shareholders. In 2005 and 2006, outside directors received an annual retainer of $60,000. In addition to the annual board retainer, Committee chairmen received an additional retainer of $5,000. In 2006 the chairman fee for the Audit Committee was raised to $10,000 per year. Committee members and chairmen receive $1,500 for each Committee meeting attended. Information relating to common stock granted to outside directors in January 2005 was set forth in last year’s proxy statement relating to the 2005 Annual Meeting of Shareholders. Beginning in 2007, outside directors must receive a minimum of $20,000 of their annual fees in the form of common stock in lieu of $20,000 of their cash compensation, and may elect to receive common stock in lieu of cash for up to the $60,000 total compensation. The following table sets forth information regarding shares of common stock that were granted under the plan to non-employee directors on January 4, 2006.

		Number
	Amount of	of Shares	Cash in
	Foregone	of	Lieu of
	Director’s	Common	Fractional
Name of Outside Director	Fees	Stock *	Share

Cecil D. Andrus	$10,000	2,336	$1.92
James J. Curran	10,000	2,336	$1.92
Andrew Lundquist	40,000	9,345	$3.40
Robert E. Mellor	10,000	2,336	$1.93
John H. Robinson	20,000	4,672	$3.84
J. Kenneth Thompson	30,000	7,009	$1.48
Alex Vitale	10,000	2,336	$1.92
Timothy R. Winterer	20,000	4,672	$3.84

Total	$150,000	35,042

*	The number of restricted shares is based on the $4.28 closing price per share of our common stock reported by the New York Stock Exchange on the date of grant.
     Change in Control Provisions
      In the event of a change in control of Coeur d’Alene Mines Corporation, as defined below, all awards under the executive compensation Program fully vest as follows:

•	all unvested stock options become fully exercisable;

•	any unvested shares of restricted stock become fully vested so that the contractual restrictions on the sale of such stock lapse on the change in control date; and

•	cash or common stock payments of performance awards made under the program must be fully paid within 30 days following the date of the change in control.
      A change in control of Coeur d’Alene Mines Corporation for purposes of the program is deemed to occur in the event of:

•	an organization, group or person acquires beneficial ownership of our securities representing 35% or more of the combined voting power of our then outstanding securities;

•	a majority of the members of our Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board;

•	a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a change in control of the Company; or

•	we are combined with or acquired by another company and the Board determines, either before or after such event, that a change in control will or has occurred.
Employment Agreements
      We have an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a term of employment until December 31, 2008 unless terminated or modified by us by written notice, subject to the terms and conditions of the agreement. Mr. Wheeler’s employment agreement, which calls for a base salary of $540,750 plus annual incentive compensation, includes the same change in control provisions as those included in the executive change in control agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of his death.
      We entered into an employment agreement on January 13, 2003, with James A. Sabala, pursuant to which he was employed as Executive Vice President and Chief Financial Officer for a two-year term commencing January 27, 2003, through January 27, 2005, in connection with the signing of which Mr. Sabala received $100,000. The agreement is renewed from day to day so that the Company and Employee are at all times bound to the agreement for a period of two years. His agreement calls for a base salary of $270,000 plus annual incentive compensation. Mr. Sabala’s employment agreement includes the same change of control provisions as those included in the executive change in control agreements described below.
      We entered into an employment agreement on July 15, 2004, with Alan L. Wilder, pursuant to which he was employed as Senior Vice President, Project Development for a two-year term commencing July 15, 2004, through July 14, 2006. The agreement is renewed from day to day so that the Company and Employee are at all times bound to the agreement for a period of two years. His agreement calls for a base salary of $226,600 plus annual incentive compensation. Mr. Wilder’s employment agreement includes the same change of control provisions as those included in the executive change in control agreements described below.
      We entered into an employment agreement effective July 1, 2005 with Mitchell J. Krebs, pursuant to which he was employed as Vice President Corporate Development for a two-year term commencing July 1, 2005 and ending June 30, 2007. His agreement calls for a base salary of $225,000 plus annual incentive compensation. Mr. Krebs’ employment agreement includes the same change in control provision as those included in the executive change in control agreements described below.
      We entered into an employment agreement on July 1, 2005 with Donald J. Birak, pursuant to which he was employed as Senior Vice President, Exploration for a two-year term commencing July 1, 2005, through June 30, 2007. His agreement calls for a base salary of $221,450 plus annual incentive compensation. Mr. Birak’s employment agreement includes the same change of control provisions as those included in the executive change in control agreements described below.
      During 2005, and continuing from year-to-year thereafter unless terminated by us by written notice, the executive change in control agreements with a total of 15 executive officers provide that certain benefits will be payable to the executives in the event of a change in control of us and the termination of the executive’s employment within two years after such change in control for any reason other than for cause, disability, death, normal retirement or early retirement. The term “change in control” for purposes of the executive change in control agreements has the same meaning as that discussed above under “Change in Control Provisions.”
      The benefits payable to an executive in the event of a change in control and such termination of employment are:

•	the continued payment of the executive’s full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided at the time of such termination under the AIP and LTIP for the two years following such termination of employment;

•	the continued payment by us during that period of all medical, dental and long-term disability benefits under programs in which the executive was entitled to participate immediately prior to termination of employment;

•	acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by us to the executive under the executive compensation program; and

•	the granting to the executive of continued credit through the two-year period following termination of employment for purposes of determining the executive’s retirement benefits under our Defined Contribution and 401(k) Retirement Plan.
      With the exception of Mr. Wheeler, each executive change in control agreement provides that if the change in control payment provided thereunder would constitute a “parachute payment,” as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times these executives’ average annual taxable compensation during the five-year period preceding the change in control. The change in control agreement concerning Mr. Wheeler provides that for any change in control payment provided thereunder that constitutes an “excess parachute payment,” the Company will pay Mr. Wheeler an additional amount in cash such that the net amount retained by Mr. Wheeler after the deduction of all applicable taxes will be equal to the initial change in control payment.
Certain Transactions
      During 2005, Deutsche Bank Securities Inc., an investment banking firm of which Alex Vitale, a member of the Company’s Board of Directors, is a Managing Director, was paid a total of approximately $493,000 by the Company for investment banking services in connection with its engagement as sole book running manager of the public sale by the Company of approximately 10 million shares of common stock in September 2005.
      During 2005, the Company paid the firm Lundquist, Nethercutt & Griles LLC, a business and government relations consulting and project managing firm of which Andrew Lundquist, a member of the Board of Directors of the Company, is Managing Partner, a total of approximately $120,000 in connection with government relations consulting services relating to the Company’s Kensington gold production project in Alaska.
INDEPENDENT ACCOUNTANTS
      The selection of KPMG LLP as our independent accountants was approved by the Audit Committee of the Board of Directors, which is composed of independent directors. The Company is asking shareholders to ratify the appointment of KPMG even though there is no requirement that shareholder ratification be sought. We expect that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.
Audit and Non-Audit Fees
      The following sets forth information relating to fees billed or incurred by the Company for professional services rendered to the Company for the each of the past two years:

•	Audit Fees. The total fee billed by KPMG LLP for professional services for the audit of the Company’s financial statements for the year ended December 31, 2005, the audit of internal control over financial reporting, and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2005 was approximately $1.4 million. The total fee billed by KPMG LLP for professional services for the audit of the Company’s financial statements for the year ended

December 31, 2004, filings related to the listing of the Company’s common stock on the Toronto Stock Exchange, filings related to a tender offer by the Company that was terminated by it and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2004 was approximately $1,990,000.

•	Audit Related Fees. In 2005 there were $15,000 of fees billed by KPMG LLP for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection. Such fees related to a proposed transaction that was not consummated. There were no fees billed by KPMG LLP in 2004 for Audit related fees.

•	Tax Fees. In 2005, there was approximately $9,000 billed for professional services by KPMG LLP for preparation of foreign tax returns. The aggregate fees billed for professional services rendered by KPMG LLP for tax advice and planning in 2004 were approximately $73,000.

•	All Other Fees. There were no fees billed by KPMG LLP for all other non-audit services during 2005 or 2004.

Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services
      The Audit Committee has policies and procedures requiring pre-approval by the Committee of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.
      The nature of the policies and procedures depend upon the nature of the services involved, as follows:

•	Audit Services. The annual audit services engagement terms and fees are subject to the specific approval of the Audit Committee. Audit services include the annual financial statement audit, required quarterly reviews, subsidiary audits and other procedures required to be performed by the auditor to form an opinion on the Company’s financial statements, such other procedures including information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the auditor quarterly review. Audit services also include the attestation engagement for the auditor’s report on management’s report on internal control over financial reporting. The Audit Committee Chairman may grant approval for other audit services that only the auditor responsibly can provide to the extent the fee for the services does not exceed $50,000. Other such audit services may include statutory audits or financial audits for subsidiaries and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or used in connection with securities offerings.

•	Audit-Related Services. Audit related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the auditor. The Audit Committee Chairman may grant general pre-approval for audit-related services to the extent the fee for the service is not expected to exceed $50,000. Audit-related services include, among others, due diligence services relating to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as audit services; assistance with understanding and implementing new accounting and financial reporting guidance from rule making authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures relating to accounting and or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

•	Tax Services. The Audit Committee Chairman has the authority to pre-approve tax services, to the extent the fee for the service is not expected to exceed $50,000, that have historically been provided by the auditor, that the Committee has reviewed and believes would not impair independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Committee will not approve the retention of the auditor in connection with a transaction the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

•	All Other Services. The Committee may grant approval of those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence. Such other services must be specifically pre-approved by the Audit Committee.

      With respect to the approval by the Audit Committee Chairman of audit, audit-related and tax services that do not exceed $50,000, the Chairman is required to report the matter to the full Audit Committee at its next meeting and the auditor will report on the scope and fee of such service in its annual report to the Committee. The Chief Financial Officer of the Company is responsible for tracking all independent auditor fees against the budget for such services and reports at least annually to the Audit Committee.
AUDIT COMMITTEE REPORT
      The Audit Committee of our Board of Directors, which currently consists of James J. Curran (Chairman), John Robinson, Kenneth Thompson and Tim Winterer, is governed by its charter, a copy of which is attached as Appendix A to this proxy statement. All the members of the Audit Committee are “independent” as defined in the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Board of Directors has determined that James J. Curran, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of rules adopted by the Securities and Exchange Commission.
      The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2005, with management and our independent auditing firm, KPMG LLP. In that connection, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement of Accounting Standards No. 61. SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee including:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report;

•	the auditor’s judgments about the quality, and not just the acceptability, of our accounting principles as applied in its financial reporting; and

•	the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.
KPMG LLP reported to the Audit Committee that:

•	there were no disagreements with management;

•	it was not aware of any consultations about significant matters that management discussed with other auditors;

•	no major issues were discussed with management prior to its retention;

•	it received full cooperation and complete access to our books and records;

•	there was no fraud or likely illegal acts;

•	there were no material weaknesses in the Company’s internal control over financial reporting; and

•	there were no known probable material misstatements in our interim reports except for the correction of an error in the Company’s calculation relating to the ore on leach pad inventory reports in the Quarterly Report on Form 10-Q for the first quarter of 2005, with respect to which the Company filed an amendment to such report restating such financial statements.
      In addition, the Audit Committee received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Statement No. 1 and discussed KPMG LLP’s independence with KPMG LLP. Pursuant to ISB 1, KPMG LLP:

•	disclosed to the Audit Committee all relationships between KPMG LLP and its related entities that in KPMG LLP’s professional judgment may reasonably be thought to bear on independence, and

•	confirmed in the letter that, in its professional judgment, it is independent of the Company.
      Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2005, for filing with the Securities and Exchange Commission. Reference is made to the Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.

Audit Committee of the Board of Directors

James J. Curran, Chairman
John H. Robinson
J. Kenneth Thompson
Timothy R. Winterer

STOCK PERFORMANCE CHART
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG COEUR D’ALENE MINES CORPORATION,
S&P 500 INDEX AND PEER GROUP INDEX
      The following chart compares our cumulative total shareholder return for the five years ended December 31, 2005 with (i) the S&P 500 Index, which is a performance indicator of the overall stock market, and (ii) a peer group determined by us.
      Comparison of Five-Year Cumulative Total Return Coeur d’Alene Mines Corporation, S&P 500, and Coeur d’Alene Mines Comparator Group.
Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2005

	Dec. 2001	Dec. 2002	Dec. 2003	Dec. 2004	Dec. 2005

Coeur d’Alene Mines Corporation Common Stock	85.33	204.81	616.55	419.21	426.71

S&P 500 Index	88.12	68.64	88.32	97.92	100.86

New Peer Group Index**	90.40	168.91	219.66	213.69	274.70

Old Peer Group Index***	152.01	340.24	422.36	404.07	478.26

Assumes $100 invested on January 1, 2001, in our common stock, S&P 500 Index and the peer group index.

*	Total return assumes reinvestment of dividends.

**	The issuers of common stock included in the peer group in 2005 are Agnico Eagle Mines, Bema Gold, Cambior Inc., Ceterra Gold, Glamis Gold, Goldcorp, Hecla Mining Co., Kinross Gold Corp., Meridian Gold, Inc., Northgate Minerals, Pan American Silver Corp. and Stillwater Mining Co.

***	The issuers of common stock included in the peer group in and prior to 2004 are Apex Silver Mines Ltd., Bema Gold Corp., Cambior Inc., First Silver Reserve, Inc., Glamis Gold Ltd., Hecla Mining Co., Kinross Gold Corp., Meridian Gold, Inc., Pan American Silver Corporation, and Viceroy Resources Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed within two business days of a change in beneficial ownership of securities. Based on a review of Forms 3 and 4 filed during 2005, no reporting persons failed to timely file such reports.
YEAR 2006 SHAREHOLDER PROPOSALS
      Proposals of shareholders intended to be presented at the 2006 Annual Meeting must be received by our Secretary, 400 Coeur d’Alene Mines Building, Post Office Box I, Coeur d’Alene, Idaho 83814 no later than December 8, 2006, (i.e., approximately 120 days prior to April 6, 2007, which is the presently expected approximate date of mailing of the proxy statement relating to next year’s annual meeting), in order for them to be considered for inclusion in the 2007 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to us by March 2, 2007, (i.e., at least 45 days prior to April 6, 2007, which is the presently expected approximate date of the mailing of the proxy statement relating to next year’s annual meeting). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.
OTHER MATTERS
      Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.
      This proxy statement is accompanied by our 2005 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 2005. The Annual Report is not to be regarded as part of the proxy solicitation materials.

By order of the Board of Directors,
COEUR D’ALENE MINES CORPORATION
Dennis E. Wheeler
Chairman of the Board
Coeur d’Alene, Idaho
April 4, 2006

Appendix A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF COEUR D’ALENE MINES CORPORATION
Purpose
      The purpose of the Audit Committee of the Board of Directors of Coeur d’Alene Mines Corporation (the “Company”) is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications, independence and performance; and

•	the performance of the Company’s internal audit function.
Membership
      The Committee will consist of not less than three members of the Board of Directors who must meet the independence and experience requirements of the SEC and New York Stock Exchange. Those rules require, among other things, that:

•	the director have no material relationship with the Company (other than as a director);

•	each member be deemed by the Board to be “financially literate” (or be able to become so within a reasonable time after appointment) and at least one member of which should be an “audit committee financial expert;”

•	no member receive consulting or other fees (other than Board or Committee fees) from the Company; and

•	no member serve as a member of the audit committee of more than two other public company boards of directors.
Authority and Responsibilities
      In pursuit of the purposes set forth above, the authority and responsibilities of the Audit Committee shall include the following:

1. Review of Committee Charter and Performance. The Committee shall review and assess the adequacy of this charter at least annually and shall submit any recommended changes to the Board for approval. The Committee shall annually review its own performance.

2. Meetings and Subcommittees. The Committee shall, absent unusual circumstances, meet at least quarterly. The Committee shall meet separately and periodically (absent unusual circumstances, at least twice per year) with management, the independent auditor and the internal auditor. The Committee may form and delegate authority to subcommittees when appropriate.

3. Advisors. The Committee shall have the authority to engage outside legal, accounting and other advisors without Board approval.

4. Oversight of Independent Auditor. The Committee shall be solely responsible for the appointment, replacement and oversight of the independence and performance of the independent auditor, who shall report directly to the Committee. Such responsibility shall include:

•	resolution of disagreements between the independent auditor and management;

•	review of the annual written report from the independent auditor discussing all relationships between the auditor and the Company, discussing with the auditor any such disclosed relation-

ships and their impact on the independent auditor’s independence, and the taking of appropriate action in response to the auditor’s report relating to the auditor’s independence;

•	establishment of policies for the Company’s hiring of employees or former employees of the independent auditor;

•	preapproval of all audit and non-audit services rendered to the Company by the independent auditor pursuant to the policy established by the Committee; and

•	consideration of the propriety of adopting a policy of rotating the independent auditor on a regular basis.

5. Reports of the Committee. The Committee shall make regular reports to the Board and shall prepare the report of the Committee required under Item 306 of the SEC’s Regulation S-K to be included in the Company’s annual proxy statement stating whether the Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (“SAS 61”);

•	received the written disclosures from the auditor relating to its independence required by Independence Standards Board Standard No. 1; and

•	recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

6. Whistle Blower Procedures. The Committee has established and implemented procedures to receive, retain and address complaints regarding accounting and auditing matters, including procedures for employees’ anonymous submissions of concerns.

7. Annual Audited Financial Statements. The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) portion of the Annual Report on Form 10-K, and shall recommend to the Board whether the audited financial statements should be included in the Form 10-K. In that connection, the Committee shall discuss with the independent auditor the matters required to be discussed by SAS 61 relating to the audit.

8. Quarterly Financial Statements. The Committee shall discuss with management and the independent auditor the Company’s unaudited quarterly financial statements prior to the filing of its Form 10-Q.

9. Quarterly CEO and CFO Certifications. The Committee shall receive the quarterly disclosures required to be made to the Committee by the CEO and CFO in their certifications included in the Company’s Forms 10-Q and 10-K relating to:

•	all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

10. Reports From and Discussions With the Independent Auditor. The Committee shall receive from and discuss with the independent auditor periodic reports relating to:

•	all critical accounting policies and practices to be used;

•	alternative treatments within GAAP discussed with management, the effects of using or not using such treatments and the independent auditor’s preferred treatment;

•	any management letter, schedule of unadjusted differences or other material written communications with management;

•	the independent audit firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review of the independent audit firm, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to an audit, and steps to be taken to deal with any such issues;

•	any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management and management’s response to all such difficulties;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements of the Company; and

•	earnings press releases (paying particular attention to any use of any “pro forma” or “adjusted” non-GAAP information) and financial information and earnings guidance provided to shareholders, analysts and rating agencies.

11. Earnings Releases. The Committee shall review the Company’s earnings press releases and financial information and earnings guidance provided by the Company to shareholders, analysts and rating agencies.

12. Risk Assessment and Management. The Committee shall review with management and the independent auditor compliance with laws, regulations and internal procedures and contingent liabilities and discuss policies with respect to risk assessment and risk management. The Committee shall discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

13. Internal Audit Function. The Committee shall review the appointment and replacement of the senior internal auditing executive, review the significant reports to management prepared by the internal auditing staff and management’s responses thereto, and discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit function.
ADMINISTRATIVE RESPONSIBILITY
      The Chief Executive Officer of the Company is responsible for assuring that administrative and coordinating services are provided to the Committee in order to assist it in the performance of its duties and responsibilities under this charter.

COEUR D’ALENE MINES CORPORATION
400 COEUR D’ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX I
COEUR D’ALENE, IDAHO 83814
COMMON STOCK PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON MAY 9, 2006, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler or, in his absence, James A. Sabala, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d’Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2006, or at any adjournment thereof, with all powers the undersigned would have if personally present. The shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2.
Address Change/Comments (Mark the corresponding box on the reverse side)

The Shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends voting FOR the following proposals:
☐ Please mark here for address change or comments. See reverse side

1. ELECTION OF DIRECTORS
FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the	To vote for all nominees
contrary below)	listed below
☐	☐
(INSTRUCTION; To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.) Nominees: Cecil D. Andrus, James. J. Curran, Andrew Lundquist, Robert E. Mellor, John H. Robinson, J. Kenneth Thompson, Alex Vitale, Timothy R. Winterer and Dennis E. Wheeler.

2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.	I plan to attend the meeting	YES ☐	NO ☐

Signature	Signature	Dated:	, 2006

     Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate the title. If shares are held jointly, each holder should sign.
FOLD AND DETACH HERE
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
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as if you marked, signed and returned your proxy card.

Internet
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 Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site, or vote your proxy thru ISD at: http://www.melloninvestor.com/isd.
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OR

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